Exhibit 99.1
FOR RELEASE

Tower Automotive, Inc.	Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road	(248) 649-8900
Novi, MI 48337
UNIONS APPROVE NEW LABOR AGREEMENTS WITH TOWER AUTOMOTIVE
Contracts will be submitted to Bankruptcy Court for approval
NOVI, Mich., Aug. 25, 2006 — Tower Automotive (OTCBB: TWRAQ.PK) today announced ratification of contract agreements with the United Auto Workers union (UAW) and the United Steelworkers union (USW) covering approximately 1,000 employees at Tower facilities in Michigan, Ohio and Tennessee. The agreements, when combined with agreements reached earlier with Tower’s Milwaukee unions and its retirees, along with the closing of the Greenville, Mich., plant later this year, will result in total annual cost savings of more than $31 million. Achieving a reduction in labor costs has been a key element in Tower’s plan to improve its competitiveness and allow it to emerge from Chapter 11 bankruptcy. The agreements must be approved by the U.S. Bankruptcy Court overseeing Tower’s Chapter 11 case in order to take effect.
As part of the contracts announced today, Tower plants in Elkton, Mich., and Bluffton, Ohio, agreed to increased health care contributions, labor wage reductions and fewer holidays.
“The issues addressed in this agreement, while very difficult, were strong and necessary steps for these plants to assure their future viability,” said Kathleen Ligocki, president and chief executive officer of Tower. “The result will give us cost savings critical to Tower’s reorganization plan. I want to thank our Tower colleagues for all their hard work and dedication that are so important to our reorganization process.”
Approval of the contract by the Bankruptcy Court will keep Tower on track to file its Plan of Reorganization later this year. The company intends to emerge from Chapter 11 before the end of 2006.
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About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends”, “project”, “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and
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Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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